Exhibit 10.3

STOCK SETTLEMENT AGREEMENT

This Stock Settlement Agreement is entered into effective as of March 21, 2006, by and among VIASPACE Inc. (formerly Global-Wide Publication Ltd.), a Nevada corporation (“GW”), and those persons listed on Exhibit A hereto who were the members (the “Members”) of ViaSpace Technologies, LLC (“ViaSpace) as of June 15, 2005.

WHEREAS, the Members participated in a transaction (the “Exchange”) in which their interests in the assets of ViaSpace were transferred to GW solely in exchange for GW common stock;

WHEREAS, the parties to the Exchange intend that the Exchange be treated as a transaction qualifying for nonrecognition of gain for tax purposes under the Internal Revenue Code of 1986, as amended;

WHEREAS, all of the shares of GW common stock to be transferred to the Members were validly issued and outstanding as of the date of the Exchange, but a portion of the shares (the “Held Shares”) have been held in trust pending final resolution of the allocation of the Held Shares among the Members as a group;

WHEREAS, the Members have resolved any contingencies, ambiguities and disputes concerning the proper allocation of the Held Shares and wish to amend and clarify the ViaSpace operating agreement and other documentation to reflect the final agreed distribution of the Held Shares;

NOW, THEREFORE, the Members wish to confirm and memorialize the agreed allocation of the Held Shares among the group of Members who participated in the Exchange in accordance with the terms of this Agreement.

1. Amendment of Agreement and Plan of Merger. Section 2.1 of the Agreement and Plan of Merger by and among ViaSpace Technologies, LLC, Robert Hoegler, and Global-Wide Publication Ltd. dated June 15, 2005 shall be replaced in its entirety with the following:

SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and automatically without any action on the part of any holder of capital stock of GW or ViaSpace, respectively:

(a) ViaSpace Membership Units. Except as provided below, each outstanding ViaSpace Membership Unit shall be converted into 5.40 shares of GW Common Stock (the “Merger Consideration”).

(b) The aggregate consideration provided to the ViaSpace shall comprise 226,800,000 shares of GW Common Stock.

(c) ViaSpace Membership Units shall cease to be outstanding and be cancelled and retired.

2. Held Shares. The Held Shares shall be provided to SNK Capital Trust immediately subsequent to the execution of this Agreement.

IN WITNESS WHEREOF, GW and a majority of the Members have caused this Agreement to be signed by their respective officers (where applicable) thereunto duly authorized, all as of the date first written above.

VIASPACE INC.

By /S/ CARL KUKKONEN Name: CARL KUKKONEN Title: CEO CARL KUKKONEN /S/ CARL KUKKONEN

AMJAD ABDALLAT /S/ AMJAD ABDALLAT SANDEEP GULATI /S/ SANDEEP GULATI SNK CAPITAL TRUST By /S GAYE KNOWLES Name: GAYE KNOWLES Title: TRUSTEE

EXHIBIT A

Members of ViaSpace Technologies LLC as of June 15, 2005

Dr. Carl Kukkonen
Mr. Amjad Abdallat
SNK Capital Trust
Dr. Sandeep Gulati
Mr. Salman Shehayeb
Los Angeles County Community Development Commission
California Institute of Technology
Carl A. Kukkonen III
Daniel C. Kukkonen
The A. & J. Abdallat Irrevocable Trust, dated February 23, 1999, for the benefit of Yasmine Abdallat
The A. & J. Abdallat Irrevocable Trust, dated February 23, 1999, for the benefit of Shireen-Anne Abdallat
The A. & J. Abdallat Irrevocable Trust, dated February 23, 1999, for the benefit of Adam-Jordan Abdallat
The A. & J. Abdallat Irrevocable Trust, dated February 23, 1999, for the benefit of Omar-Muhammad Abdallat
The A. & J. Abdallat Irrevocable Trust, dated February 23, 1999, for the benefit of Ali-Morgan Abdallat
Maya and Susan Shehayeb Trust